UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 8, 2019

INTELLISENSE SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-188920	47-4257143
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14201 N. Hayden Road, Suite A-1, Scottsdale, AZ 85260

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code	(480) 659-6404

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2019, Neil Reithinger resigned as our President, Treasurer and Director. The resignation was not as a result of any disagreements with our company on any matter relating to our company’s operations, policies or practices.

Also on January 8, 2019, we appointed Eyal Ben Ami as our President and Oded Gilboa as Treasurer. Mr. Ben Ami is now our sole director.

Eyal Ben-Ami, age 42, serves on the Board of Directors of various companies. Since January 19, 2018, he has served on the Board of Directors of Virtual Crypto Technologies Inc. From 2008 to the present, Mr. Ben-Ami has served as the Director of Employee Benefits at the IDB Bank of Israel, founded in 1935 and one of Israel’s three largest banks. IDB Bank has more than 260 branches, a staff of approximately 5,700, assets of approximately US$50 billion and international operations with branches in Israel and the United States. From 1993 through 2007, Mr. Ben-Ami was a professional soccer player and a member of Hapoel Tel-Aviv FC, a professional Israeli soccer team, and a member of Israel’s National Soccer Team. Mr. Ben Ami earned his BA in business management from the Israel academic center on November 2011.

Oded Gilboa, age 45, is a licensed CPA in the United States and Israel. He was the CFO of TechCare Corp. (OTCQB: TECR17) from December 2013 to October 2016. Prior to his appointment as CFO of TechCare Corp., Mr. Gilboa served as TechCare’s finance and accounting consultant. Mr. Gilboa has over 20 years of experience in finance and public accounting, having served as a senior finance executive in the technology and biotech industries with responsibilities in corporate finance, accounting, strategic planning and operational and financial management. From 2010 through 2012, Mr. Gilboa served as the Revenue Accounting and Finance Manager of Mylan Specialty, a subsidiary of Mylan Inc. (NASDAQ: MYL), a global company focused on the development, manufacturing and marketing of prescription drug products. From 2007 through 2009, Mr. Gilboa was the Executive Director of Finance and U.S. Controller of Taro Pharmaceuticals (NASDAQ: TAROF), a global pharmaceutical company. From 1998 through 2007, Mr. Gilboa held various financial positions with IDT Corporation (NYSE: IDT), a world-wide provider of telecommunications and media services, where in his most recent role he served as director of Finance. Mr. Gilboa began his career in public accounting and auditing in both public and private companies and holds a B.A. in Economics and Accounting from Tel-Aviv University and an M.B.A. from Recanati Business School at Tel-Aviv University.

There have been no transactions, or currently proposed transactions, in which our company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which Mr. Ben Ami or Mr. Gilboa or any member of their immediate families (including his spouse, parents, children, siblings and in-laws) had or will have a direct or indirect material interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLISENSE SOLUTIONS INC.

By:

/s/ Oded Gilboa

Oded Gilboa

Chief Financial Officer

January 9, 2019

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